ITXC CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
A SPECIAL MEETING OF STOCKHOLDERS,            , 2004

        The undersigned hereby appoints Tom I. Evslin, Theodore M. Weitz and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the special meeting of the stockholders of the Company to be held on                , 2004, and at any adjournment or postponement thereof and upon matters properly coming before the meeting, and at any adjournment or postponement thereof as set forth in the related Notice of Meeting and Proxy Statement and Prospectus, each of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

        The adoption of the merger agreement dated as of November 4, 2003, by and among the Company, Teleglobe Bermuda Holdings Ltd (formerly known as Teleglobe International Holdings Ltd), by joinder agreement upon its incorporation in Bermuda, New Teleglobe which will be a direct and wholly owned subsidiary of Teleglobe, and a separate direct wholly owned acquisition subsidiary, pursuant to which the wholly owned acquisition subsidiary of New Teleglobe will be merged with and into ITXC and all of the outstanding shares of common stock, options, and warrants of ITXC will be converted into the right to receive a number of New Teleglobe common shares or options or warrants to purchase New Teleglobe common shares, as applicable, based on the exchange ratio defined in the merger agreement. (The Board of Directors recommends a vote "FOR".)

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

(SEE REVERSE)

UNLESS OTHERWISE SPECIFIED IN THE SQUARE OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT DESCRIBED HEREIN. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Dated:	, 2004

Signed

Please sign this proxy and return it promptly whether or not your expect to attend the meeting. You may nevertheless vote in person if you attend.
Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.
For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.